UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 1, 2010

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 1, 2010, Tortoise Capital Resources Corporation (the “Company”) entered into an Amended Administration Agreement with Tortoise Capital Advisors, L.L.C. (“TCA”), which reduces the fee to the Company thereunder for administration services to an annual rate of 0.04% of aggregate average daily managed assets, with a minimum annual fee of $30,000.  This Amended Administration Agreement became effective as of December 1, 2010, and remains in force through December 31, 2011, and thereafter continues from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company and (ii) a majority of those Directors who are not parties to the Amended Administration Agreement or “interested persons” (as defined in the Investment Company Act of 1940) of any such party.  All of the other terms of the Amended Administration Agreement are substantially identical to the original Administration Agreement.

The description of the Amended Administration Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Administration Agreement that is filed hereto as Exhibit 10.1 and incorporated herein by reference.

TCA also acts as the investment adviser for the Company and receives fees for such services pursuant to an Investment Advisory Agreement between TCA and the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended Administration Agreement, dated December 1, 2010, between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  December 1, 2010                                                                                By:  /s/ Terry Matlack
                                    Terry Matlack
                                Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended Administration Agreement, dated December 1, 2010, between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.